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                                                                    EXHIBIT 10.6


Description of Short-Term Incentive Plan for Officers of PG&E Corporation and its subsidiaries, effective January 1, 1999.

                                Recommendation
                                --------------

It is recommended that the Nominating and Compensation Committee approve the following methodology for establishing the scale for the corporate EPS performance measure.

TARGET (1.0) payout will occur at budgeted financial performance of $2.15 per share. This is estimated to represent a 13% increase over 1998 EPS from operations.

THRESHOLD (0.5) payout will occur at 1999 EPS from operations of 5% over actual 1998 EPS from operations(1).

MAXIMUM (2.0) payout will occur at 1999 EPS from operations of 17.5% over actual 1998 EPS from operations(1).

Each of these payout targets represents a significant stretch from 1998 and prior years as illustrated in the table below. Appendix B shows an example of this scale based on a current forecast of 1998 EPS from operations performance.

          EPS Performance Level                       STIP Payout Level
          ---------------------                       -----------------
   1999                             1998
   ----                             ----
17.50 Above 1998 EPS       11.65% Above 1997 EPS      Maximum 2.00
13.16% Above 1998 EPS       7.51% Above 1997 EPS      Target 1.00
 5.00% Above 1998 EPS       0.00% Above 1997 EPS      Threshold 0.50

The 1998 EPS used to calculate the performance scale will be the EPS from operations used to determine the 1998 STIP payout. The 1999 EPS used to measure the achievement of the 1999 STIP will be EPS from operations resulting from implementing the 1999 business plan and budget. As with past STIPs, unbudgeted one-time charges for items such as changes in accounting methods, workforce restructuring, and similar one-time occurrences will be excluded, and the Committee will continue to retain full discretion to determine final awards to officers.


(1) This actual value will be presented to the Committee in January 1999 when actual 1998 EPS from operations are available.

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                                  Background
                                  ----------

Short-Term Incentive Plan Structure
-----------------------------------

At its meeting on October 21, 1998, the Nominating and Compensation Committee reviewed and approved the 1999 Short-Term Incentive Plan (STIP) structure for officers of the Corporation and each subsidiary. The structure (see Appendix A) established the weighting of corporate earnings per share (EPS), subsidiary EPS, and other performance factors for officers. The structure requires an implementing methodology to link the EPS performance levels to threshold, minimum, and maximum incentive payout levels, which is contained in this document.

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